NORTON * LIDSTONE, LLC
                           5445 DTC Parkway, Suite 850
Michael J. Norton           Englewood, Colorado 80111
Herrick K. Lidstone, Jr.     telephone: 303-221-5552
                             facsimile: 303-221-5553

                                November 5, 1998

Medical Dynamics, Inc.
99 Inverness Drive East
Englewood, Colorado 80112

Re:  Medical Dynamics, Inc.
     Registration Statement on Form S-3
     Registration No. 333-63901

Ladies and Gentlemen:

     In connection with the above-captioned Registration Statement (the "Registration Statement") filed by Medical Dynamics, Inc., a Colorado corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder as amended through the date hereof, we have been requested to render our opinion as to the legality of:

     i) Up to 800,000 Shares of the Company's common stock (the "Common Stock") which are issuable as a result of the conversion of convertible debentures in the aggregate principal amount of $1,500,000 (the "Debentures") on the terms and conditions stated in the Debentures (the "Conversion Shares");

     ii) Up to 311,467 Shares of Common Stock which are issuable in payment of interest on the Debentures to be calculated as provided therein (the "Interest Shares"); and

     iii) Up to 150,000 shares issuable on exercise of a warrant to purchase Common Stock as provided therein (the "Warrant Shares").

     The Conversion Shares, the Interest Shares and the Warrant Shares are hereinafter collectively referred to as the "Securities".

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto); (ii) the Articles of Incorporation and the By-laws of the Company, each as amended to date; and (iii) records of certain of the Company's proceedings relating to, among other things, the issuance and sale of the Securities. In addition, we have made such other examinations of law and facts as we considered necessary in order to form a basis for the opinions hereunder expressed.


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                                                          NORTON * LIDSTONE, LLC
Medical Dynamics, Inc.
November 5, 1998
Page 2

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the documents against each party thereto other than the Company, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents we have reviewed.

     In  expressing  the  opinions  set  forth  herein,   we  have  relied  upon
representations as to factual matters contained in certificates of officers of the Company.

     Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that the Conversion Shares, the Interest Shares, and the Warrant Shares have been duly authorized and when the Conversion Shares and the Interest Shares are issued and delivered in accordance with the terms of the Debenture, and the Warrant Shares are issued and delivered in accordance with the terms of the Warrant, the Securities will be legally issued, fully paid and nonassessable.

     The foregoing opinions are limited to the laws of the State of Colorado. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                              Very truly yours,


                                              Norton * Lidstone, LLC


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